UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2011

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Lightyear Network Solutions, Inc. (the “Company”) held on July 19, 2011, the stockholders elected each of the nominees for director to serve for terms of one year and until their successors are elected and qualified.  Stockholders also ratified the appointment of independent auditors, Marcum LLP, for the year ending December 31, 2011, and approved the repricing of each of the Company’s stock options outstanding on June 7, 2011.

The following table shows the final voting results for the Annual Meeting of Stockholders:

Proposals and Vote Tabulations

Proposal 1: Election of Directors to hold office for a one-year term expiring at the 2012 annual meeting:

Nominees Elected by Holders of Company common stock

Director	Votes Received	Votes Withheld	Broker Non-Votes

W. Bruce Lunsford	11,540,910	167,890	619,471
Jeffrey T. Hardesty	11,541,394	167,406	619,471

Nominees Elected by Holders of Company preferred stock

Director	Votes Received	Votes Withheld	Broker Non-Votes

Chris T. Sullivan	9,500,000	0	0
Ronald L. Carmicle	9,500,000	0	0
W. Brent Rice	9,500,000	0	0
J. Sherman Henderson III	9,500,000	0	0

Proposal 2: The ratification of Marcum LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.

For:	21,815,625
Against:	12,646
Abstained:	0
Broker Non-Votes:	0

Proposal 3: The vote to approve repricing of stock options.

For:	21,011,681
Against:	184,496
Abstained:	12,623
Broker Non-Votes:	619,471

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC

Date: July 20, 2011	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer